  As filed with the Securities and Exchange Commission on December 15, 1997.
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                          FIRST MIDWEST BANCORP, INC.
             (Exact name of registrant as specified in its charter)

                 Delaware                            36-3161078
        (State of Incorporation)    (I.R.S. Employer Identification No.)

   300 Park Boulevard, Suite 405, Itasca, Illinois  60143-0459 (630) 875-7450
          (Address of principal executive offices, including zip code)


                          FIRST MIDWEST BANCORP, INC.
                     1989 OMNIBUS STOCK AND INCENTIVE PLAN
                            (Full title of the plan)

                            Mr. Donald J. Swistowicz
                            Executive Vice President
                          First Midwest Bancorp, Inc.
                               300 Park Boulevard
                                   Suite 405
                          Itasca, Illinois  60143-0459
                                 (630) 875-7450
         (Telephone number, including area code, of agent for service)

                                 ------------

                        CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------
                                             Proposed maximum      Proposed maximum     Amount of
Title of securities to    Amount to be      offering price per    aggregate offering   registration
  be registered (1)      registered (2)         share (3)             period (3)           fee
----------------------   --------------     ------------------    ------------------   ------------
  Common Stock, $.01     1,000,000.00             $41.06             $41,060,000        $12,442.41
  par value
---------------------------------------------------------------------------------------------------

(1) The Registrant is also registering preferred share purchase rights which are evidenced by the certificates for the Common Stock being registered in a ratio of one Preferred Share Purchase Right for each share of Common Stock.

(2) Pursuant to Rule 416(a) of the Securities Act of 1933, this Registration Statement also covers an indeterminate number of shares as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions. The securities registered hereunder have been adjusted to reflect the 5-for-4 stock split distributed on December 16, 1996.

(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) based upon the aggregate of (a) the weighted average option price per share for each of the 116,439 shares covered by options outstanding under the Plan on December 10 , 1997 and (b) the averages of the high and low prices for the Common Stock reported on the NASDAQ National Market System on December 10, 1997 for each of the remaining 883,561 shares.

                          FIRST MIDWEST BANCORP, INC.

                                   FORM S-8



     This Registration Statement relates to the registration of 1,000,000 additional shares of Common Stock, $.01 par value per share of First Midwest Bancorp, Inc. reserved for issuance and delivery under the First Midwest Bancorp, Inc. 1989 Stock and Incentive Plan, as amended (the "Plan"). Such additional shares are being reserved pursuant to an amendment to increase the number of shares authorized to be issued under the Plan which was approved by the Registrant's shareholders on April 16, 1996. The amount of shares being registered was adjusted to reflect a 5-for-4 stock split distributed on December 16, 1996. Pursuant to General Instruction E to Form S-8, the contents of First Midwest Bancorp, Inc. 1989 Stock and Incentive Plan Registration Statement on Form S-8 (File No. 33-42980) as filed with the Securities and Exchange Commission on September 25, 1991 are incorporated herein by reference, except as the same may be modified by the information set forth herein.

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS

     The Exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this Registration Statement.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1993, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Itasca, State of Illinois, on December 11, 1997.

                                        FIRST MIDWEST BANCORP, INC.



                                        By: ROBERT P. O'MEARA
                                            --------------------------
                                            Robert P. O'Meara
                                            President, Principal Executive
                                            Officer and Director


                               POWER OF ATTORNEY

     The undersigned officers and directors of First Midwest Bancorp, Inc., do hereby constitute and appoint Robert P. O'Meara and Donald J. Swistowicz, and either one of them, as their attorneys-in-fact with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to the Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact or any of them shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     Pursuant to the requirements of the Securities Act of 1993, this Registration Statement has been signed on December 11, 1997 by the following persons in the capacities indicated.




          Signatures                               Capacity
-------------------------------     --------------------------------------

CLARENCE D. OBERWORTMANN
-------------------------------
Clarence D. Oberwortmann            Chairman of the Board of Directors

ANDREW B. BARBER
-------------------------------     Vice Chairman of the Board of
Andrew B. Barber                    Directors

ROBERT P. O'MEARA
-------------------------------     President, Principal Executive
Robert P. O'Meara                   Officer and Director


     JOHN M. O'MEARA
--------------------------------------------------
                        John M. O'Meara                      Executive Vice President, Principal Operating Officer and
                                                             Director
     DONALD J. SWISTOWICZ
--------------------------------------------------
                        Donald J. Swistowicz                 Executive Vice President, Principal Financial and Accounting Officer
                                                             Director
     VERNON A. BRUNNER
--------------------------------------------------
                        Vernon A. Brunner                    Director

     BRUCE S. CHELBERG
--------------------------------------------------
                        Bruce S. Chelberg                    Director

     WILLIAM J. COWLIN
--------------------------------------------------
                        William J. Cowlin                    Director

     O. RALPH EDWARDS
--------------------------------------------------
                        O. Ralph Edwards                     Director

     JOSEPH W. ENGLAND
--------------------------------------------------
                        Joseph W. England                    Director

     THOMAS M. GARVIN
--------------------------------------------------
                        Thomas M. Garvin                     Director

     J. STEPHEN VANDERWOUDE
--------------------------------------------------
                        J. Stephen Vanderwoude               Director


                                 EXHIBIT INDEX

Exhibit                                                                                  Sequential
 Number                              Description of Documents                            Page Number
-------    ----------------------------------------------------------------------------  -----------
    4      Restated Certificate of Incorporation, is incorporated herein by reference
           to Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q dated               -
           March 31, 1996.

    4.1    Amended and Restated Rights Agreement, Form of Rights Certificate and
           Designation of Series A Preferred Stock of the Registrant, dated November
           15, 1995 is incorporated herein by reference to Exhibits (1) through (3) of        -
           the Registrant's Registration Statement on Form 8-A filed with the
           Securities and Exchange Commission on November 21, 1995.

    4.2    First Amendment to Rights Agreement dated June 18, 1997, is incorporated           -
           herein by reference to Exhibit 4 of the Registrant's Amendment No. 2 to the
           Registration Statement on Form 8-A filed with the Securities and Exchange
           Commission on June 30, 1997.

    5      Opinion of Vedder, Price, Kaufman & Kammholz.                                      6

   10      Third, Fourth and Fifth Amendment to 1989 Omnibus Stock and Incentive              7
           Plan.

   23.1 Consent of Vedder, Price, Kaufman and Kammholz (contained in the opinion filed as Exhibit 5).

   23.2    Consent of Ernst & Young LLP.                                                      15

   23.3    Consent of KPMG Peat Marwick LLP.                                                  16

   24      Power of Attorney (set forth on the signature page hereof).                        3